    As filed with the Securities and Exchange Commission on November 12, 1999
                                                      REGISTRATION NO. 333-70529

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                             KEYSTONE PROPERTY TRUST
             (Exact name of registrant as specified in its charter)

    MARYLAND                                                    84-1246585*
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                         200 FOUR FALLS CORPORATE CENTER
                                    SUITE 208
                      WEST CONSHOHOCKEN, PENNSYLVANIA 19428
                                 (484) 530-1800
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                             -----------------------

                                JEFFREY E. KELTER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             KEYSTONE PROPERTY TRUST
                         200 FOUR FALLS CORPORATE CENTER
                                    SUITE 208
                      WEST CONSHOHOCKEN, PENNSYLVANIA 19428
                                 (484) 530-1800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             -----------------------

                                   COPIES TO:
                               BONNIE A. BARSAMIAN
                               ROBERT E. KING, JR.
                               ROGERS & WELLS LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166

*I.R.S. Employer Identification Number of American Real Estate Investment Corporation, the predecessor of the Registrant prior to the merger described herein.
      Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as determined by market conditions.

                             -----------------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                EXPLANATORY NOTE

         Effective October 13, 1999, our predecessor American Real Estate Investment Trust Corporation, a Maryland corporation, merged with and into us in order to convert its corporate form from a Maryland corporation to a Maryland real estate investment trust. We were the surviving entity of the merger. We succeeded to all of the rights, powers, property and assets of our predecessor and assumed all of its liabilities, debts and obligations.

         Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Act"), we hereby adopt our predecessor's Registration Statement on Form S-8 (File No. 333-70529) as our own Registration Statement for all purposes of the Act and the Securities Exchange Act of 1934, as amended. All references made in our predecessor's Registration Statement to our predecessor and its properties and assets shall be deemed to be references to us and our properties and assets. All references made in our predecessor's Registration Statement to American Real Estate Investment, L.P. shall be deemed to be references to Keystone Operating Partnership, L.P. All references in our predecessor's Registration Statement to our predecessor's Charter shall be deemed to be references to our Declaration of Trust. All references made in our predecessor's Registration Statement to Directors shall be deemed to be references to Trustees. All references made in our predecessor's Registration Statement to shares of its Common Stock shall be deemed to be references to our Common Shares, par value $.001 per share. All references made in our predecessor's Registration Statement to shares of its Preferred Stock shall be deemed to be references to our Preferred Shares, par value $.001 per share.

         We hereby expressly affirm our succession by operation of law pursuant to this merger of all of our predecessor's rights, powers and obligations under our predecessor's Registration Statement.

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                                      PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         We incorporate by reference into this Registration Statement the following documents which we previously filed with the Securities and Exchange Commission (the "Commission") under the File Number 1-12514:

     (a) our Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (b) our Quarterly Reports on Form 10-Q for the calendar quarters ended March 31, 1999 and June 30, 1999;

     (c) our Current Report on Form 8-K filed January 8, 1999, our Current Report on Form 8-K/A filed January 13, 1999, our Current Report on Form 8-K filed August 20, 1999, our Current Report on Form 8-K filed on October 12, 1999, our Current Report on Form 8-K filed on October 13, 1999, our Current Report on Form 8-K filed on October 18, 1999, our Current Report on Form 8-K filed on October 20, 1999 and our Current Report on Form 8-K filed on November 4, 1999;

     (d) the description of our capital stock and the description of the limited partnership interests of Keystone Operating Partnership, L.P., our operating partnership, contained in our Registration Statement on Form 8-A/A filed on October 14, 1999 (including any amendments or reports filed for the purpose of updating such description); and

     (e) all other reports we have filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since December 31, 1998.

         When we file documents in accordance with Section 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this Post Effective Amendment No. 1 to the Registration Statement and the time we file another post-effective amendment to the Registration Statement saying all the securities which are the subject of that Registration Statement have been sold or deregistering any securities which have not been sold, the documents we file will be incorporated into this Registration Statement and will be a part of it beginning on the date the documents are filed. If any documents which we file changes anything said in this Registration Statement or in an earlier document which is incorporated into this Registration Statement, the later document will modify or supersede what is said in this Registration Statement or the earlier document.

         You may request a copy of these filings at no cost, other than exhibits to those documents which are not specifically incorporated by reference, by writing or telephoning us at the following address:

                             Keystone Property Trust
                   200 Four Falls Corporate Center, Suite 208
                           West Conshohocken, PA 19428
                          Attention: Investor Relations
                            Telephone: (484) 530-1800

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ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6. INDEMNIFICATION OF TRUSTEES AND OFFICERS

         As permitted by Title 8 of the Corporations and Associations Articles of the Annotated Code of Maryland ("Title 8"), our Declaration of Trust provides that we shall indemnify (i) our trustees and officers to the fullest extent required or permitted by Maryland law, including the advance of expenses under the procedures and to the full extent permitted by law and (ii) other employees and agents to such extent as shall be authorized by our Board of Trustees or our Bylaws and be permitted by law. Title 8 requires a real estate investment trust (a "Trust") to indemnify its present and former trustees and officers, among others, against expenses incurred by them in connection with a proceedings where the trustee or officer has been successful, on the merits or otherwise, in the defense of any such proceedings. In addition, Title 8 permits a Trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty, (b) the trustee or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.

         As permitted by Title 8, our Declaration of Trust provides that no trustee, officer, employee or agent shall be personally liable to the Trust or its shareholders to the fullest extent permitted by Maryland law. Title 8 permits a Trust to limit the liability of its trustees and officers to the Trust and its shareholders for money damages, except to the extent that (1) it is provided that the person actually received an improper benefit or profit in money, property or services or (2) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         We have a trustee and officer liability insurance policy with a $5,000,000 limit of liability and a company retention of $75,000 in the aggregate for each claim.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8. EXHIBITS

         4.1 Declaration of Trust of the Registrant (incorporated by reference to Exhibit 3.1 of our Registration Statement on Form S-3, filed with the Commission on October 15, 1999 (File 333-89095)).

         4.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3.5 of our Registration Statement on Form S-3, filed with the Commission on October 15, 1999 (File 333-89095)).

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          4.3     Amended and Restated Agreement of Limited Partnership of
Keystone Operating Partnership, L.P. (incorporated by reference to Exhibit 10.1 of our Form 8-K, filed with the Commission on December 22, 1997).

         4.4 Specimen of Share Certificate (incorporated by reference to our Registration Statement on Form S-3, filed with the Commission on October 15, 1999 (File 333-89095)).

         5.1 Opinion of Rogers & Wells LLP (Counsel) (incorporated by reference to Exhibit 5.1 of our Registration Statement on Form S-8, filed with the Commission on January 13, 1999 (File 333-70529)).

         5.2 Opinion of Piper & Marbury L.L.P. (Counsel) (incorporated by reference to Exhibit 5.2 of our Registration Statement on Form S-8, filed with the Commission on January 13, 1999 (File 333-70529)).

         23.1     Consent of Rogers & Wells LLP (included in Exhibit 5.1).

         23.2     Consent of Piper & Marbury L.L.P. (included in Exhibit 5.2).

         23.3     Consent of Arthur Andersen LLP.

         24       Powers of Attorney (included on signature pages hereto).

         99.1 Keystone Property Trust Amended and Restated 1993 Omnibus Incentive Plan (incorporated by reference to Exhibit A of our Proxy Statement, filed with the Commission on November 24, 1998).

         99.2 Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 99.2 of our Registration Statement on Form S-8, filed with the Commission on January 13, 1999 (File 333-70529)).


ITEM 9. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the
                  Securities Act of 1933;

              (ii)To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED HOWEVER, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to section 15(d) or the Exchange
         Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on November 12, 1999.

                                          KEYSTONE PROPERTY TRUST



                                          By: /s/ Jeffrey E. Kelter
                                             --------------------------
                                                  Jeffrey E. Kelter
                                                      PRESIDENT



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey E. Kelter, Timothy A. Peterson and Timothy E. McKenna, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments, to this Registration Statement on Form S-8 and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all applications and other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or agents, or any of them, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Name                           Title                       Date
       ----                           -----                       ----



/s/ David F. McBride
------------------------
David F. McBride          Chairman And Trustee                November 12, 1999


/s/ Jeffrey E. Kelter
------------------------
Jeffrey E. Kelter         President and Chief Executive       November 12, 1999
                          Officer And Trustee
                          (Principal Executive Officer)


/s/ Timothy E. Peterson
------------------------
Timothy E. Peterson       Chief Financial Officer And         November 12, 1999
                          Secretary
                          (Principal Financial Officer)


/s/ Timothy E. McKenna
------------------------
Timothy E. McKenna        Senior Vice President, Finance      November 12, 1999
                          and Treasurer
                          (Principal Accounting Officer)

       Name                           Title                       Date
       ----                           -----                       ----


/s/ Russell Platt
------------------------
Russell Platt             Trustee                             November 12, 1999


/s/ Francesco Galesi
------------------------
Francesco Galesi          Trustee                             November 12, 1999


/s/ Michael Falcone
------------------------
Michael Falcone           Trustee                             November 12, 1999


/s/ David Lesser
------------------------
David Lesser              Trustee                             November 12, 1999


/s/ James Mulvihill
------------------------
James Mulvihill           Trustee                             November 12, 1999


/s/ Scott Rechler
------------------------
Scott Rechler             Trustee                             November 12, 1999


/s/ Joseph D. Morris
------------------------
Joseph D. Morris          Trustee                             November 12, 1999

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
      4.1         Declaration of Trust of the Registrant (incorporated by
                  reference to Exhibit 3.1 of our Registration Statement on Form
                  S-3, filed with the Commission on October 15, 1999 (File
                  333-89095)).

      4.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3.5 of our Registration Statement on Form S-3, filed with the Commission on October 15, 1999 (File 333-89095)).

      4.3 Amended and Restated Agreement of Limited Partnership of Keystone Operating Partnership, L.P. (incorporated by reference to Exhibit 10.1 of our Form 8-K, filed with the Commission on December 22, 1997).

      4.4 Specimen of Share Certificate (incorporated by reference to our Registration Statement on Form S-3, filed with the Commission on October 15, 1999 (File 333-89095)).

      5.1 Opinion of Rogers & Wells LLP (Counsel) (incorporated by reference to Exhibit 5.1 of our Registration Statement on Form S-8, filed with the Commission on January 13, 1999 (File 333-70529)).

      5.2 Opinion of Piper & Marbury L.L.P. (Counsel) (incorporated by reference to Exhibit 5.2 of our Registration Statement on Form S-8, filed with the Commission on January 13, 1999 (File 333-70529)).

      23.1        Consent of Rogers & Wells LLP (included in Exhibit 5.1).

      23.2        Consent of Piper & Marbury L.L.P. (included in Exhibit 5.2).

      23.3        Consent of Arthur Andersen LLP.

       24         Powers of Attorney (included on signature pages hereto).

      99.1 Keystone Property Trust Amended and Restated 1993 Omnibus Incentive Plan (incorporated by reference to Exhibit A of our Proxy Statement, filed with the Commission on November 24,
                  1998).

      99.2 Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 99.2 of our Registration Statement on Form S-8, filed with the Commission on January 13, 1999 (File 333-70529)).